Exhibit 99.1

CONTACT:	Investors:	Media:
	Douglas A. Fox, CFA	Michelle Meek
	Director, Investor Relations	Outlook Marketing Services
	+1 847 793 6735	+1 312 873 3424
	dfox@zebra.com	michelle@outlookmarketingsrv.com

FOR IMMEDIATE RELEASE

Zebra Technologies to Implement Global Supply Chain Strategy

Vernon Hills, IL. – February 6, 2008 – Zebra Technologies Corporation (NASDAQ: ZBRA) today announced its plan to establish regional distribution and configuration centers, consolidate its supplier base, and transfer final assembly of thermal printers to Jabil Circuit (NYSE: JBL), a global third-party electronics manufacturer. These actions are intended to optimize Zebra’s global printer product supply chain to improve responsiveness to customer needs and increase Zebra’s flexibility to meet emerging business opportunities. This plan supports Zebra’s efforts to serve high-growth territories more effectively and extend global industry leadership in specialty printing solutions.

The transfer of final printer assembly operations from Zebra’s plants in California and Illinois to Jabil’s facility in HuangPu, China, will occur during approximately the next 18 to 24 months. During this period, the company estimates 650 production-related positions will be eliminated. Zebra will continue to maintain operations in California and Illinois, including engineering design centers, product management, sales, marketing and administration.

The supply chain optimization plan will result in estimated total costs and charges of $24-$26 million for severance, professional services and other associated non-recurring costs. Of these charges, the company expects to incur approximately $18 million in 2008, with the remaining amount occurring in 2009. The recovery of these costs and expected financial benefits are expected to begin to accrue in 2009.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the expected costs and savings mentioned above. Actual results may differ from those expressed or implied in the company’s forward-

looking statements. These statements represent estimates only as of the date they were made. Zebra may elect to update forward-

looking statements but expressly disclaims any obligation to do so, even if the company’s estimates change.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include market conditions in North America and other geographic regions and customer acceptance of Zebra’s printer and software products and competitors’ product offerings and the potential effects of technological changes. Other factors include U.S. and foreign regulations that pertain to electrical and electronic equipment, including European Union and other country directives relating to the collection, recycling, treatment and disposal of products and the reduction or elimination of certain specified materials in such products. Zebra’s failure to comply with these regulations may subject Zebra to penalties, prevent Zebra from selling its products in a certain country, or increase the cost of supplying the products. Profits and profitability will be affected by success of the outsourcing program described in this press release, as well as the company’s ability to control other manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra is involved, and particularly litigation or claims related to alleged infringement of third-party intellectual property rights, is another factor. In addition, the acquisitions of WhereNet, proveo and Navis Holdings, which were completed in 2007, have risks relating to integrating these companies’ businesses and operations with Zebra’s. These and other factors could have an adverse effect on Zebra’s revenues, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect”

and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements,

but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2006.

About Zebra Technologies

Zebra Technologies improves its customers’ business performance with products and solutions that identify, track and manage assets, transactions and people. In more than 100 countries around the world, more than 90% of Fortune 500 companies use innovative and reliable Zebra printers,

supplies, RFID products and software to increase productivity, improve quality, lower costs, and deliver better customer service. Information about Zebra and Zebra-brand products can be found at http://www.zebra.com.

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